CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Independent Registered Public Accountants” in the Registration Statement filed on Form N-1A with the Securities and Exchange Commission in the Post-effective Amendment No. 34 to the Registration Statement of ProFunds under the Securities Act of 1933 (File No. 333-28339).

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

November 24, 2004